Exhibit 99.1
FOR IMMEDIATE RELEASE
September 26, 2005

PRESS CONTACT:	Jane Gideon Incendio International Tel: 1-415-682-9292 jane@incendiopr.com
ACTIVANT SOLUTIONS INC. TO PRIVATELY PLACE $140 MILLION FLOATING RATE SENIOR NOTES DUE 2010
ACTIVANT SOLUTIONS HOLDINGS INC. TO PRIVATELY PLACE $40 MILLION SENIOR FLOATING RATE PIK NOTES DUE 2011
     AUSTIN, TEXAS, September 26, 2005— Activant Solutions Inc. (“Activant”) announced today that it intends to privately place $140 million principal amount of floating rate senior notes due 2010, and that its parent holding company, Activant Solutions Holdings Inc., intends to privately place $40 million principal amount of senior floating rate pay-in-kind notes due 2011, in each case subject to market and other conditions and pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The proceeds of the private offerings are expected to be used to repay bridge loans incurred in connection with Activant’s acquisition of Prophet 21, Inc. on September 13, 2005.
     The notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States, absent registration or an applicable exemption from such registration requirements. This press release is not an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state where such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Statements in this press release that are not statements of historical or current fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause Activant’s actual results to be materially different from their respective historical results or from any future results expressed or implied by such forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain and subject to risks. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in Activant’s respective filings with the Securities and Exchange Commission. Activant does not assume any duty to update information contained in this press release at any time.